Exhibit 14.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Cambridge Antibody Technology Group plc Registration Statement on Form F-3 (No. 333-107433) of our report dated 14 November 2003, appearing in this Annual Report on Form 20-F of Cambridge Antibody Technology Group plc for the year ended 30 September 2003.

/s/    Deloitte & Touche LLP

Cambridge

4 December 2003